[FORM OF WARRANT AGREEMENT]








                                WARRANT AGREEMENT



                                     between



                           NEWMONT MINING CORPORATION,
                                              Company



                                       and

                                                       ,
                                       as Warrant Agent







                   Dated as of







                                                                TABLE OF CONTENTS



                                                                                                                      Page


                                                                    ARTICLE I

                                                            FORM, EXECUTION, DELIVERY
                                                    AND REGISTRATION OF WARRANT CERTIFICATES

                               SECTION 1.01.  Form of Warrant Certificates  . . . . . . . . . . . . . . . . . . . . .    1
                               SECTION 1.02.  Execution of Warrant Certificates . . . . . . . . . . . . . . . . . . .    2
                               SECTION 1.03.  Countersignature and Delivery . . . . . . . . . . . . . . . . . . . . .    3
                               SECTION 1.04.  Temporary Warrant Certificates  . . . . . . . . . . . . . . . . . . . .    3
                               SECTION 1.05.  Registration; Registration of
                                                Transfers and Exchanges . . . . . . . . . . . . . . . . . . . . . . .    4
                               SECTION 1.06.  Lost, Stolen, Destroyed,
                                                Defaced or Mutilated
                                              Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .    6
                               SECTION 1.07.  Offices for Exercise, etc.  . . . . . . . . . . . . . . . . . . . . . .    7

                                                                   ARTICLE II

                                                          EXERCISE OF WARRANTS, WARRANT
                                                           EXERCISE PRICE AND DURATION

                               SECTION 2.01.  Warrant Exercise Price, Exercise
                                                and Delivery of Warrants  . . . . . . . . . . . . . . . . . . . . . .    8
                               SECTION 2.02.  Duration of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . .   10

                                                                   ARTICLE III

                                                          OTHER PROVISIONS RELATING TO
                                                          RIGHTS OF HOLDERS OF WARRANTS

                               SECTION 3.01.  Enforcement of Rights . . . . . . . . . . . . . . . . . . . . . . . . .   10

                                                                   ARTICLE IV

                                                      CANCELLATION OF WARRANT CERTIFICATES,
                                                     PAYMENT OF TAXES[, CALL AND REDEMPTION

                                                           OF WARRANTS BY THE COMPANY]

                               SECTION 4.01.  Cancellation of Warrants  . . . . . . . . . . . . . . . . . . . . . . .   11
                               SECTION 4.02.  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                               SECTION 4.03.  Call of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                                                    ARTICLE V

                                                                   ADJUSTMENTS

                               SECTION 5.01.  Adjustment of Warrant
                                                Exercise Price and Number
                                                of Shares; Notices  . . . . . . . . . . . . . . . . . . . . . . . . .   13
                               SECTION 5.02.  Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                               SECTION 5.03.  Registration of the Shares Under
                                                the Securities Act
                                                and Other Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                                                   ARTICLE VI

                                                          CONCERNING THE WARRANT AGENT

                               SECTION 6.01.  Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                               SECTION 6.02.  Conditions of Warrant Agent's
                                                Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                               SECTION 6.03.  Resignation and Appointment of
                                                Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

                                                                   ARTICLE VII

                                                                  MISCELLANEOUS

                               SECTION 7.01.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                               SECTION 7.02.  Notices and Demands to the
                                                Company and Warrant Agent . . . . . . . . . . . . . . . . . . . . . .   28
                               SECTION 7.03.  Addresses for Notices to
                                                Parties and for Transmission of Documents . . . . . . . . . . . . . .   28
                               SECTION 7.04.  Notices to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                               SECTION 7.05.  Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                               SECTION 7.06.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                               SECTION 7.07.  Obtaining of Governmental
                                                Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                               SECTION 7.08.  Persons Having Rights under
                                                Warrant Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                               SECTION 7.09.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                               SECTION 7.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                               SECTION 7.11.  Inspection of Agreement . . . . . . . . . . . . . . . . . . . . . . . .   29




                                WARRANT AGREEMENT


             WARRANT AGREEMENT dated as of                   , between Newmont
   Mining Corporation, a Delaware corporation (the "Company"), and
                   , a                 incorporated and existing under the
   laws of                    (herein, with any successor Warrant Agent, the
   "Warrant Agent").


                                 WITNESSETH THAT:

             WHEREAS, the Company has duly authorized the issuance of warrants (each a "Warrant," and collectively, the "Warrants"), evidenced by warrant certificates (the "Warrant Certificates"), and each of which entitles the holder thereof, at its option, to purchase, subject to adjustment, from the Company, one share of common stock, par value $1.60 per share, of the Company (the "Common Stock");

             [WHEREAS, Warrants shall be initially issued in connection with
   the issuance of                     (the "Initial Securities") but shall be
   separately transferable;]

             WHEREAS, the Company desires that the Warrant Agent act on its behalf in connection with the issuance, exchange, replacement, cancellation and exercise of the Warrants.

             NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:


                                    ARTICLE I

                            FORM, EXECUTION, DELIVERY
                     AND REGISTRATION OF WARRANT CERTIFICATES

             SECTION 1.01. Form of Warrant Certificates. The Warrant Cer-tificates shall be in registered form only, substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. Each Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification and such legends or endorsements as may be required to comply with any applicable law, rule or regulation or with the rules of any securities exchange or as may, consistent with the provisions of this Agreement, be determined by the officers executing any such Warrant Certificate, as evidenced by their execution of the Warrant Certificate.

             The definitive Warrant Certificates shall be printed, lithographed or engraved in steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates.

             SECTION 1.02. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by both (a) the chairman of its Board of Directors, the vice chairman of its Board of Directors, its president or any vice president and (b) its treasurer, its controller or its secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

             In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

             SECTION 1.03. Countersignature and Delivery. Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.05).

             The Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.02, to countersign the Warrant Certificates and deliver them to or upon the order of the Company, which order shall be signed by both (a) the chairman of its Board of Directors, its vice chairman of its Board of Directors, its president or any vice president and
   (b) its treasurer, its controller, its secretary or any assistant secretary, without any further action by the Company. Such countersignature shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates) and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly delivered hereunder.

             In case any authorized signatory of the Warrant Agent who shall have countersigned any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who countersigns such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be countersigned on behalf of the Warrant Agent by such persons as, at the actual time of the countersignature of such Warrant Certificate, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

             The Warrant Agent's countersignature on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

             SECTION 1.04. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall countersign and deliver, temporary Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

             If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to
   Section 1.07. Subject to the provisions of Section 1.05, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall countersign and deliver in exchange therefor, definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged the holder of a temporary Warrant

   Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

             SECTION 1.05. Registration; Registration of Transfers and Exchanges. The Warrant Agent will keep, at the office or agency maintained by the Warrant Agent for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Warrant Agent shall provide for the registration of, and registration of transfer and exchange of, Warrant Certificates as in this Article I provided. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrant Certificates is here-inafter called, individually and collectively the "Registrar." The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

             The Company will at all times designate one person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of the Warrants (the "Warrant Register"). The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Warrant Agent, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

             The Company, the Warrant Agent, the Registrar and any agent of the Company, the Warrant Agent or the Registrar may deem and treat the person in whose name any Warrant Certificate shall be registered in the Warrant Register as the absolute owner of such Warrant Certificate (not-withstanding any notation of ownership or other writing thereon) for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes; and neither the Company nor the Warrant Agent nor the Registrar nor any agent of the Company, the Warrant Agent or the Registrar shall be affected by any notice to the contrary.

             Upon due presentation for registration of transfer of any Warrant Certificate at any such office or agency to be maintained for the purpose as provided in Section 1.07, the Company shall execute and the Warrant Agent shall countersign and deliver (or cause to be delivered) in the name of the transferee or transferees a new Warrant Certificate or Warrant Certificates in authorized denominations for a like aggregate number of Warrants bearing numbers or other distinguishing symbols not contemporaneously outstanding.

             Any Warrant Certificate or Warrant Certificates may be exchanged for a Warrant Certificate or Warrant Certificates in other authorized denominations, representing in the aggregate a like number of Warrants. A Warrant Certificate or Warrant Certificates to be exchanged shall be surrendered at any office or agency to be maintained by the Company for the purpose as provided in Section 1.07, and the Company shall execute and the Warrant Agent shall countersign and deliver (or cause to be delivered) in exchange therefor the Warrant Certificate or Warrant Certificates bearing numbers or other distinguishing symbols not contemporaneously outstanding.

             All Warrants presented for registration of transfer or exchange shall (if so required by the Company, the Warrant Agent or the Registrar) be duly endorsed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by any member of a national secu-rities exchange, and shall be accompanied by a written instrument or instruments of transfer or exchange, in form satisfactory to the Company, the Warrant Agent and the Registrar.

             No service charge shall be made for any transfer or exchange of Warrant Certificates, but the Company may require payment from the holders of such Warrant Certificates of a sum sufficient to cover any stamp or other governmental charge or tax that may be imposed in connection with any such transfer or exchange.

             SECTION 1.06. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then the Company may in its discre-tion execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate having the same tenor and for a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this
   Section 1.06, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. To the extent permitted by law, the provisions of this Section 1.06 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall pre-clude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

             SECTION 1.07. Offices for Exercise, etc. So long as any of the Warrants remain outstanding, the Company will designate and maintain in [the Borough of Manhattan, The City of New York]: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 1.04) and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient, provided, however, that an office or agency shall at all times be maintained in [the Borough of Manhattan, The City of New York], as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside [the Borough of Manhattan, The City of New York], where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The

   Company hereby designates the office of the Warrant Agent at
                              , as the initial office to be maintained by it
   for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the corporate trust office of the Warrant
   Agent in                                      , and the Company appoints
   the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.


                                    ARTICLE II

                          EXERCISE OF WARRANTS, WARRANT
                           EXERCISE PRICE AND DURATION

             SECTION 2.01. Warrant Exercise Price, Exercise and Delivery of Warrants. (a) Subject to the provisions of this Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant), on any business day on or after the date of issuance and on or prior to 5:00 p.m.,
   New York City time, on              (the "Expiration Date"), one fully paid
   and nonassessable share of Common Stock (such share of Common Stock purchasable upon exercise of a Warrant being hereinafter referred to as a "Share" and collectively as the "Shares" and, where appropriate, such terms shall also mean the other securities purchasable upon exercise of the Warrants as provided in Article V) at the exercise price (the "Warrant Exercise Price") at the time in effect hereunder.

             The Warrant Exercise Price shall initially be [insert exercise price].(1) The Warrant Exercise Price, the number of Shares and the kind of securities purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Article V. Warrants may be exercised by (i) surrendering at any office or agency maintained for that purpose by the Company pursuant to Section 1.07 (each a "Warrant Exercise Office") the Warrant Certificate evidencing such Warrants with the form of Election to Exercise, set forth on the reverse side of the Warrant Certificate duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange if such guarantee is required by the terms of the Warrant Certificate and (ii) paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to Section 4.02, in cash or by certified or official bank check. Upon such surrender of a Warrant Certificate and payment and collection of the Warrant Exercise Price and any other required amounts as provided above at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent or of the Company), such Warrant Certificate and required amounts shall be promptly delivered to the Warrant Agent.
   [FN]
   (1) This Agreement provides that the Warrant Exercise Price may be paid in cash only, which may be lawful currency of the United States of America or such foreign currency as the Company may designate. If the Warrant Exercise Price can be paid by delivery of Initial Securities, this Agreement must be modified accordingly.
             (b) Upon receipt of a Warrant Certificate and payment of the Warrant Exercise Price and any other required amounts, as provided above, the Warrant Agent shall: (i) cause an amount equal to the Warrant Exercise Price and any other required amounts to be paid to the Company by crediting
   the same to the account of the Company at                in
                        (or to such other account in the name of such other office or bank as the Company may direct by written notice to the Warrant Agent signed by its chairman of the Board of Directors, the vice chairman of the Board of Directors, its president, its treasurer, its controller, any vice president, its secretary, or any other officer or official of the Company reasonably believed by the Warrant Agent to be authorized to give such notice); (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

             (c) Subject to Section 5.02 governing fractional Shares, as soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date of the surrender at any Warrant Exercise Office of such Warrant Certificate with the Election to Exercise thereon duly executed and payment of the Warrant Exercise Price and any other required amounts as aforesaid (the "Exercise Date").

             (d) The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time in part only. In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 2.01 and of Section 1.05.

             SECTION 2.02. Duration of Warrants. The Warrants shall expire on the close of business on the Expiration Date. Each Warrant not exercised on or prior to the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.


                                   ARTICLE III

                           OTHER PROVISIONS RELATING TO
                          RIGHTS OF HOLDERS OF WARRANTS

             SECTION 3.01. Enforcement of Rights. (a) Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Share or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce his right [to receive the redemption price, if any, of or] to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

             (b) The Warrants or Warrant Certificates shall not entitle the holders thereof to any of the rights of a holder of Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.


                                    ARTICLE IV

                      CANCELLATION OF WARRANT CERTIFICATES,
                    PAYMENT OF TAXES[, CALL AND REDEMPTION OF
                           WARRANTS BY THE COMPANY](2)
   [FN]
   (2) Section 4.03 may not be applicable to the particular Warrants being issued and, if so, such Section and this reference should be deleted. Even if applicable Section 4.03 may need to be modified so as to reflect the terms of the particular warrants being issued.

             SECTION 4.01. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may thereupon be delivered to the Warrant Agent and if so delivered shall be cancelled by it and retired. The Warrant Agent shall cancel all Warrants properly surrendered for exchange, substitution, transfer, [redemption] or exercise. The Warrant Agent shall destroy cancelled Warrant Certificates held by it (unless otherwise instructed by the Company) and deliver a certificate of destruction to the Company.

             SECTION 4.02. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer of any Warrant Certificates.

             The Company will pay any tax that may be payable in respect of the issuance or delivery of Shares on exercise of Warrants. The Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the issuance and delivery of Shares in a name other than that in which the Warrants so exercised were registered, and no such issuance or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or other governmental charge, or has established to the satisfaction of the Company that such tax or other governmental charge has been paid.

             SECTION 4.03. Call of Warrants. [(a)] The Company shall have the right to call and repurchase [any or all] Warrants at the price of
   per Warrant (the "Call Price") [at any time] [on or after              ]
   [if the Closing Price (as defined in Section 5.01(g)) of the Company's Common Stock on each Trading Day (as defined in Section 5.01(g)) during the period of [ten] consecutive Trading Days preceding the date on which the Company gives notice to the Warrant Agent of its election to call the
   Warrants shall have equalled or exceeded $      per share (the "Minimum
   Closing Price")].  [If the Warrant Exercise Price is adjusted pursuant to
   Section 5.01, the Minimum Closing Price shall be adjusted by multiplying the Minimum Closing Price in effect prior to such adjustment by a fraction, of which the numerator shall be the Warrant Exercise Price as adjusted and the denominator shall be the Warrant Exercise Price in effect immediately prior to such adjustment. The Warrant Agent shall not be responsible for the calculation of any adjustment to be made pursuant to this Section 4.03 and may rely conclusively on any such adjustment contained in any instruction of the Company.] [Selection of Warrants to be repurchased, in the event of a repurchase of less than all of the Warrants, will be made by the Warrant Agent in such manner as it deems, in its discretion, to be fair and appropriate.] [In the event of a repurchase of less than all of the Warrants, the Warrants evidenced by a Warrant Certificate surrendered upon such repurchase of Warrants at any time prior to the Expiration Date for the Warrants, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or Certificates pursuant to the provisions of Section 1.05.]

             Notice of a call for repurchase specifying the call date, shall be mailed to the registered holders of the Warrants to be repurchased not more than [60] days nor less than [30] days before the call date. Any Warrant so called for repurchase may be exercised until [5:00] p.m., New York City time, on the [fifth business day preceding] the call date so specified in such notice of repurchase.

             The Company shall not be required (i) to issue, transfer, exchange or permit to be exercised any Warrants for a period of [fifteen] days next preceding any selection of Warrants to be repurchased or thereafter until after the mailing of the notice of repurchase, or (ii) to transfer or exchange any Warrants called or being called for repurchase.

             [(b)] [Insert any other circumstances in which Warrants may be redeemed.]


                                    ARTICLE V

                                   ADJUSTMENTS

             SECTION 5.01. Adjustment of Warrant Exercise Price and Number of Shares; Notices. The Warrant Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time as provided in this Section 5.01.

             (a) In case the Company shall pay or make a dividend or other distribution on its Common Stock in shares of Common Stock, the Warrant Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Warrant Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

             (b) In case the Company shall issue rights, options or warrants (whether or not immediately exercisable) to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock at a price per share which is less than the current market price per share (determined as provided in paragraph (g) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to an automatic dividend reinvestment plan of the Company or any substantially similar plan), the Warrant Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Warrant Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such rights or warrants are not so issued, the Warrant Exercise Price shall again be adjusted to be the Warrant Exercise Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. In case part or all of such subscription or purchase price shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company or any authorized committee thereof.

             (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Warrant Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Warrant Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

             (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities but excluding (1) any rights or warrants referred to in paragraph (b) of this Section, (2) rights (collectively, the "Rights") issued under the Rights Agreement dated as of September 23, 1987, as amended, or the Rights Agreement dated as of August 30, 1990, as amended, in each case between the Company and Chemical Bank, as Rights Agent, (3) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (4) any dividend or distribution referred to in paragraph (a) of this Section), the Warrant Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (g) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the

   Warrant Exercise Price shall again be adjusted to be the Warrant Exercise Price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) determines the fair market value of any distribution for purposes of this paragraph by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share (determined as provided in paragraph (g) of this Section).

             (e) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which paragraph (m) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (d) of this Section 5.01), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this
   Section 5.01).

             (f) Upon each adjustment of the Warrant Exercise Price pursuant to this Section 5.01, each Warrant outstanding immediately prior to such adjustment shall thereafter constitute the right to purchase, at the adjusted Warrant Exercise Price per share, an adjusted number of Shares determined (to the nearest one-hundredth of a the Share) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Exercise Price in effect immediately after such adjustment.

             (g)  For the purpose of any computation under paragraph (b) or
   (d) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for 15 consecutive Trading Days selected by the Company commencing not less than 20 nor more than 30 Trading Days before the day in question. As used herein, the term "Closing Price" shall mean the reported last sale price regular way or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such price or prices, as applicable, are not so reported, the reported last sales price regular way or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. The term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

             (h) No adjustment under this Section 5.01 in the Warrant Exercise Price (and, therefore, no adjustment in the number of Shares purchasable upon the exercise of Warrants) shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
   Section 5.01 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

             (i) Whenever the Warrant Exercise Price and the number of Shares purchasable upon the exercise of a Warrant are adjusted as herein provided, the Company shall as soon as practicable, but in no event later than [30] calendar days thereafter:

             (i) compute the adjusted Warrant Exercise Price in accordance with this Section 5.01 and shall prepare a certificate signed by the principal accounting officer of the Company or any other officer or official of the Company reasonably acceptable to the Warrant Agent setting forth the adjusted Warrant Exercise Price and the adjusted number of Shares purchasable upon the exercise of Warrants and showing in reasonable detail the facts upon which such adjustments are based, and such certificate shall forthwith be filed with the Warrant Agent or Agents; and

            (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing in the Warrant Register, written notice of such adjusted Warrant Exercise Price and number of Shares. Such notice shall set forth the adjusted Warrant Exercise Price and the adjusted number of such Shares. Where appropriate, any such notice may be given in advance and included as part of any other notice required to be mailed under the other provisions of this Section 5.01.

             The failure to give the notice required in this paragraph or any defect therein shall not affect the legality or validity of the event causing the adjustment of the Warrant Exercise Price and the number of Shares purchasable upon the exercise of the Warrant or the vote thereon or any other action taken in connection therewith.

             (j)  In case:

             (i) the Company shall declare a dividend (or any other distribution) (other than a cash dividend or any distribution paid out of funds legally available therefor and the dividends payable in stock for which adjustment is made pursuant to this Section 5.01) on its Common Stock;

            (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock (or securities convertible into shares of Common Stock);

           (iii) there shall occur any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or

            (iv) the Company shall be (voluntarily or involuntarily) dissolved, liquidated or wound up;

   then the Company, if notice of such event is being mailed to the holders of the Common Stock, shall cause to be filed with the Warrant Agent and shall cause to be mailed to the holders of record of the Warrants, at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of stockholders entitled to such dividend, distribution, rights, or warrants, or for the determination of stockholders entitled to vote on such proposed consolidation, merger, sale, transfer, dissolution, liquidation or winding up, a copy of the notice being mailed to the holders of the Common Stock. The failure to give the notice required in this paragraph or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or the vote thereon or any other action taken in connection therewith.

             (k) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of shares of Common Stock then deliverable upon the exercise of all Warrants then outstanding.

             (l) The term "Common Stock" shall include any stock (whether voting common stock or nonvoting common stock) of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. The term "common stock," when used in respect of any person other than the Company, shall mean a class of stock (which may be voting or nonvoting) of such person which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such person and which is not subject to redemption by such person.

             (m) In case of any consolidation of the Company with any other person, or any merger of the Company into any other person or any merger of another person into the Company or any sale or transfer of all or substantially all of the assets of the Company, in which all of the Common Stock is reclassified, converted or changed solely into, or exchanged solely for, common stock of another person, each Warrant then outstanding shall thereafter, at the then Warrant Exercise Price and upon the other terms and conditions specified in this Agreement, be exercisable for the number of shares of such common stock into which the number of Shares for which such Warrant could be exercised, had they been outstanding, would have been reclassified, converted or changed into or exchanged for. Prior to or simultaneously with effecting any such consolidation, merger, sale or transfer, the person formed by such consolidation or the successor resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental warrant agreement containing provisions to the effect set forth in the previous sentence and providing for adjustments which, for events subsequent to the effective date of such supplemental warrant agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
   Section 5.01 and containing an agreement to be bound by the provisions of this Agreement.

             (n) The above adjustments shall be made, to the extent applicable, successively whenever any event described above shall occur.

             (o) Except as provided in this Section 5.01, no adjustment in respect of any dividends on the Shares shall be made during the term of a Warrant or upon the exercise of a Warrant.

             (p) Irrespective of any adjustments in the Warrant Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Warrant Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

             SECTION 5.02. Fractional Shares. The Company will not be required to issue fractional Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Closing Price per share on the business day preceding the Exercise Date. If any holder surrenders for exercise more than one Warrant Certificate, the number of shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

             SECTION 5.03. Registration of the Shares Under the Securities Act and Other Laws. A registration statement providing for the registration of the Shares under the Securities Act (as hereinafter defined) has become effective. The Company shall furnish to the Warrant Agent sufficient copies of a prospectus (the "Prospectus") which on the Exercise Date meets the requirements of Section 10 of the Securities Act. The Warrant Agent agrees that upon the exercise of any Warrant by the holder thereof, the Warrant Agent will deliver or cause to be delivered to such holder, prior to or concurrently with the delivery of the Shares issued upon such exercise, a copy of the Prospectus. The Company will also cause the Shares to be registered or qualified (or exempted from such registration or qualification) under the securities or blue sky laws of such jurisdictions as is necessary to permit any holder to exercise the Warrants held by it; provided, however, that the Company shall not be required for any such purpose to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction. "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.


                                    ARTICLE VI

                           CONCERNING THE WARRANT AGENT

             SECTION 6.01.  Warrant Agent.  The Company hereby appoints as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates, upon the terms and subject to the conditions herein and in the Warrant Certificates set forth, and hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

             SECTION 6.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

             (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against any loss, liability or expense incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

             (b) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

             (c) The Warrant Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

             (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

             (e) The Warrant Agent, and its officers, directors and employees, may become the owners of, or acquire any interest in, Warrant Certificates, Shares or other obligations of the Company with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of Shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting in any other capacity for the Company.

             (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

             (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof).

             (h) The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to countersign the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

             (i) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. The Warrant Agent shall not be accountable or under any duty or respon-sibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02, to make any demand upon the Company.

             (j) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chairman of the Board of Directors, its vice chairman of the Board of Directors, its president, its treasurer, any assistant treasurer, its controller, any vice president or its secretary.

             (k) The Warrant Agent shall have no responsibility in respect of any adjustment in the Shares pursuant to Article V hereof other than its responsibility to cause notice thereof to be given pursuant to
        Section 5.01.

             (l) The Company agrees that it will perform, execute, acknowledge and deliver, or caused to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

             (m) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman of the Board of Directors, its vice chairman of the Board of Directors, the president, the treasurer, any assistant treasurer, the controller, any vice president, or the secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or official.


             (n) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a cer-tificate signed by any one of the chairman of the Board of Directors, the vice chairman of the Board of Directors, the president, the treasurer, any assistant treasurer, the controller, any vice president or the secretary, of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

             SECTION 6.03.  Resignation and Appointment of Successor.  (a)
   The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised [or redeemed] or are no longer exercisable.

             (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which it desires for its resignation to be effective, provided that such date shall be at least 90 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in
   Section 6.03(d), by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(d), such resignation shall become effective upon the acceptance of the appointment by the successor Warrant Agent. The Company may, at any time and for any reason, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 7.04.

             (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 30 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate may apply to a court of competent juris-diction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

             (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall exe-cute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of any amounts then due it pursuant to Section 6.02(a), shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all moneys, securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder.

             (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.


                                   ARTICLE VII

                                  MISCELLANEOUS

             SECTION 7.01. Amendment. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 5.01(m), or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect in any material respect the interests of the holders of the Warrant Certificates.

             The Company and the Warrant Agent may modify this Agreement and the terms of the Warrants of, with the consent of the holders of not less than a majority in number of the then outstanding Warrants for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants; provided, however, that no such modification that increases the Warrant Exercise Price, changes the Expiration Date, or otherwise materially and adversely affects the exercise rights of the holders of the Warrants [or terms on which the Warrants may be redeemed] or reduces the percentage required for modification, may be made without the consent of the holder of each outstanding Warrant.

             Any such modification or amendment will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be irrevocable and will be conclusive and binding on all subsequent holders of such Warrant Certificate.

             No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

             SECTION 7.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

             SECTION 7.03. Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile, addressed to any party hereto as follows:

   If to the Company:

   Newmont Mining Corporation
   1700 Lincoln Street
   Denver, Colorado  80203
   Attention:  [Secretary]
   Telephone:  (303) 863-7414
   Fax:        (303) 837-6133

   If to the Warrant Agent:




   Attention:
   Telephone:
   Fax:

   or at any other address of which either of the foregoing shall have notified the other in writing.

             SECTION 7.04. Notices to Holders. Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

             SECTION 7.05. Successors. All the covenants and provisions of this Agreement by or for the benefit of any holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

             SECTION 7.06. Governing Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York.

             SECTION 7.07. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants.

             SECTION 7.08. Persons Having Rights under Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

             SECTION 7.09. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

             SECTION 7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

             SECTION 7.11. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.


             IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                 NEWMONT MINING CORPORATION



                                 By
                                   Title:


   Attest:





                                 [Insert Name of Warrant
                                  Agent]


                                 By
                                   Title:


   Attest:



                                                   EXHIBIT A



                          [FORM OF WARRANT CERTIFICATE]

                                      [FACE]


   No. W.                                             Warrants


                               WARRANT CERTIFICATE

                            NEWMONT MINING CORPORATION

             This Warrant Certificate certifies that                      , or
   registered assigns, is the registered holder of             Warrants (the
   "Warrants") to purchase shares of common stock, par value $1.60 per share (the "Common Stock"), of Newmont Mining Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company any business day on or after the date of issuance and on or prior
   to 5:00 p.m., New York City time, on                 (the "Expiration
   Date") [unless previously redeemed] one fully paid and nonassessable share (such share of Common Stock purchasable upon exercise of a Warrant being hereinafter referred to as a "Share" and collectively as the "Shares") of Common Stock at the initial exercise price per Share (the "Warrant Exercise Price") of [insert exercise price](1) upon surrender of this Warrant Certificate and payment of the Warrant Exercise Price, in cash or by certified or official bank check, at the office or agency of the Warrant
   Agent in                 (the "Warrant Agent Office"), but only subject to
   the conditions set forth herein and in the Warrant Agreement. The Warrant Exercise Price and number of Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

   [FN]
   (1) This Warrant Certificate provides that the Warrant Exercise Price may be paid in cash only, which may be lawful currency of the United States of America or such foreign currency as the Company may designate. If the Warrant Exercise Price can be paid by delivery of Initial Securities (as defined in the Warrant Agreement), this Warrant Certificate must be modified accordingly.

             No Warrant may be exercised after the Expiration Date. After the close of business on the Expiration Date, the Warrants will be wholly void and of no value.

             Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

             This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is defined on the reverse hereof.


             WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

   Dated:



                            By   NEWMONT MINING CORPORATION



   [SEAL]                   By
                              Title:  Secretary

   Countersigned.

                           ,
    as Warrant Agent


   By
     Authorized Signature

                          [FORM OF WARRANT CERTIFICATE]

                                    [REVERSE]


                            NEWMONT MINING CORPORATION


             The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase share of Common Stock, $1.60 par value, of the Company (the "Common Stock"). The Warrants are issued
   pursuant to a Warrant Agreement dated as of                    (the
   "Warrant Agreement"), duly executed and delivered by the Company to
                , a                  banking corporation, as Warrant Agent
   (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

             Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant), on any business day on or after the date of issuance and on or prior to 5:00 p.m., New York City time, on the Expiration Date [unless previously redeemed], one fully paid and nonassessable share of Common Stock at the Warrant Exercise Price at the time in effect under the Warrant Agreement. The Warrant Exercise Price and the number of Shares are subject to adjustment as provided in the Warrant Agreement. Warrants may be exercised by (i) surrendering at any office or agency maintained for that purpose by the Company (each a "Warrant Exercise Office") this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed, and (ii) paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement, in cash or by certified or official bank check. As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the reg-istered holder of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate.

             The Company will not be required to issue fractional Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Closing Price per share on the business day preceding the date this Warrant Certificate is surrendered for exercise.

             [The Company shall have the right to call and repurchase [any or
   all] Warrants at the price of     per Warrant (the "Call Price") [at any
   time] [on or after              ] [if the Closing Price (as defined in the
   Warrant Agreement) of the Company's Common Stock on each Trading Day (as defined in the Warrant Agreement) during the period of [ten] consecutive Trading Days preceding the date on which the Company gives notice to the Warrant Agent of its election to call the Warrants shall have equalled or
   exceeded $      per share (the "Minimum Closing Price").  Selection of
   Warrants to be repurchased, in the event of a repurchase of less than all of the Warrants, will be made by the Warrant Agent in such manner as it deems, in its discretion, to be fair and appropriate. In the event of a repurchase of less than all of the Warrants, the Warrants evidenced by this Warrant Certificate surrendered upon such repurchase of Warrants at any time prior to the Expiration Date for the Warrants, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by this Warrant Certificate so surrendered [Insert any other circumstances in which the Warrants may be redeemed.](2)
   [FN]
   (2) This paragraph may not be applicable to the particular Warrants being issued and, if so, this reference should be deleted. Even if applicable, the paragraph may need to be modified so as to reflect the terms of the particular Warrants being issued.

             [The Company shall not be required (i) to issue, transfer, exchange or permit to be exercised any Warrants for a period of [fifteen] days next preceding any selection of Warrants to be repurchased or thereafter until after the mailing of the notice of repurchase, or (ii) to transfer or exchange any Warrants called or being called for repurchase.]

             The Warrant Agreement provides that, upon the occurrence of certain events, the number of Shares purchasable upon the exercise of each Warrant and the Warrant Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted.

             Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by legal representative by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for a new Warrant Certificate or new Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

             Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

             The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


                          [FORM OF ELECTION TO EXERCISE]

   (To be executed upon exercise of Warrants on the Exercise Date)

             The undersigned hereby irrevocably elects to exercise the right to exercise the Warrants represented by this Warrant Certificate and
   purchase             Shares and herewith tenders payment for such Shares in
   the amount of             (in cash, certified or official bank check) in
   accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of
                       whose address is                and that such
   certificate be delivered to                whose address is
                        .  Any cash payments to be paid in lieu of a
   fractional Share should be made to              whose address is
               and the check representing payment thereof should be delivered
   to                  whose address is
                                         .


             Dated:
                    [Social Security Box]

             Name of holder of
             Warrant Certificate:
                              (Please Print)

             Tax Identification or
             Social Security Number

             Address:



             Signature:
                          Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed.

   Signature Guaranteed:


                               [FORM OF ASSIGNMENT]

            For value received                 hereby sells, assigns and
   transfers unto                 the within Warrant Certificate, together
   with all right, title and interest therein, and does hereby irrevocably
   constitute and appoint                 attorney, to transfer said Warrant
   Certificate on the books of the within-named Company, with full power of substitution in the premises.

   Dated:

   Signature:
                Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


   Signature Guaranteed: